1290 Avenue of the Americas, New York, NY 10104

(Select One)
☐ **AXA Equitable Life Insurance Company**
☐ **MONY Life Insurance Company of America**

Application for Individual Life Insurance - Part 1

"AXA Equitable" is the brand name of AXA Equitable Financial Services, LLC and its family of companies, including the AXA Equitable Life Insurance Company and MONY Life Insurance Company of America.

SECTION A-PROPOSED INSURED INFORMATION

PROPOSED INSURED

Plan Name ______________ **Face Amount** ______________

1. Name First ______ Middle ______ Last ______
2. SSN ______ 3. Sex ☐ Male ☐ Female
4. Is the Proposed Insured the Owner? ☐ Yes ☐ No (If "No," complete Owner Questionnaire or see Survivorship Product Questionnaire if applicable)
5. Primary residential address ______ Bldg/Apt/Suite ______
   City/Municipality ______ County/Parish* ______ State ______ Zip ______
   ** County/Parish only required in AL, FL, GA, KY, LA, SC*
6. Are you a U.S. citizen? ☐ Yes ☐ No (If "No," complete Foreign Residence and Travel Questionnaire)

7a. Phone # ______ ☐ Daytime ☐ Cell ☐ Evening b. Best time to call ______ ☐ AM ☐ PM

8. Date of birth ______ (mm/dd/yyyy) 9. Place of birth ______ (Country/State)
10. Email address ______
11. Do you have a driver's license? ☐ Yes ☐ No If "Yes," provide license number, state and expiration date
    Number ______ State ______ Expiration Date ______ (mm/dd/yyyy)
    If no driver's license, do you have a government issued ID? ☐ Yes ☐ No
    If "Yes" to government issued ID, type of ID ______ Government ID number ______

EMPLOYMENT

12. Currently employed? ☐ Yes ☐ No ☐ Retired ☐ Other ______

If "Yes," to question 12, complete questions 13-15

13. Current occupation(s) a. Title ______ b. Years at current job** ______
    **If less than one year at current job, give previous occupation information in remarks section
    c. Duties ______
14. Employer name ______
15. Work site address ______
    City ______ State ______ Zip Code ______

FINANCIAL DETAILS

16. Income (If minor, complete for Parent/Guardian)

Gross Earned Annual Income (salary, commissions, bonuses)	Gross Unearned Annual Income (dividends, pensions, interest real estate income, etc)	Gross Annual Income (Household)	Total Net Worth (Household)
$	$	$	$

17. In the last 5 years, have you filed for bankruptcy? ☐ Yes ☐ No
    If "Yes," Chapter ______ Date opened ______ (mm/dd/yyyy) Date Closed ______ (mm/dd/yyyy)

BENEFICIARY

18. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured's surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured's estate. Total percentage must equal 100% for each category of beneficiary. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than Owner, include full name and date of Trust. Please use the Remarks section if you need to include additional beneficiaries in either category.

1. Relationship to Insured ______ Percentage (%) ______

Full Name ______

Address, City, State, Zip ______

Phone Number ______ SSN or ITIN or EIN ______ Date of Birth (mm/dd/yyyy) ______

Beneficiary Type: ☐ Primary ☐ Contingent Email address ______

2. Relationship to Insured ______ Percentage (%) ______

Full Name ______

Address, City, State, Zip ______

Phone Number ______ SSN or ITIN or EIN ______ Date of Birth (mm/dd/yyyy) ______

Beneficiary Type: ☐ Primary ☐ Contingent Email address ______

ICC15-AXA-Life
X03899_ICC (06/19)
Page A1

PURPOSE OF INSURANCE

Complete questions 19 and 20 only if Proposed Insured and Owner are same. If Owner is different from Proposed Insured(s) and completing Owner's Questionnaire, do not complete this section.

19. Complete For Personal Insurance
☐ Income Replacement ☐ Mortgage/Debt Repayment ☐ Estate Planning ☐ Charitable/Gifting ☐ Other ____________
20. Complete for Business Insurance
☐ Key Person ☐ Buy-Sell ☐ Deferred Comp ☐ Other (please specify) ____________
☐ Loan indemnification (Security for Loan) Amount of loan $ ____________ Duration ____________
Interest charged on loan ____________ Collateral pledged to secure loan ____________
   a. Type ☐ Sole Proprietorship ☐ Partnership ☐ Corporation ☐ Limited Liability Corp.
   b. Name of business ____________ Nature of business ____________
   c. How long has the business been in operation? ____________ Years
   d. % of business owned by Proposed Insured ________%
   e. Fair market value of the business: $ ____________
   f. Are all members of the business being similarly insured? ☐ Yes ☐ No
   If "Yes," provide details of business coverage issued or applied for on other members. (Use remarks section if additional space is needed)

Name and Title	% of Business Owned	Amount In Force or Applied For

   g. Has the business filed for bankruptcy and/or reorganization in the past 5 years? ☐ Yes ☐ No
   If "Yes," explain ____________
   h. Business/Corporation finances: (Complete chart below for the past 2 years)

Year	**Assets**	**Liabilities**	**Gross Sales**	**Net Profit**
	$	$	$	$
	$	$	$	$

OTHER INSURANCE

If questions 21a, b or c are answered "Yes," please provide details in charts below. (Use remarks section if additional space is needed)

21. Including any policies and riders with the Company checked on page 1 above section A of the Application its affiliates and any other life insurance company:
   a. Do you have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
   b. Will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? ☐ Yes ☐ No
   c. Do you have any other formal life insurance applications pending? ☐ Yes ☐ No
   d. Including this application, what is the total amount of life insurance coverage pending (base policy face amount plus amounts attributable to additional benefits and riders) that you plan to accept on the Proposed Insured? ____________

Chart for questions 21a and b

Name of Company	**Total Amount (Face Plus Riders)**	**Year Issued**	**Policy/ Contract #**	**P-Personal G-Group B-Business A-Annuity**	**To Be Replaced Changed or Affected**	**1035 Exchange**
				☐P ☐B ☐G ☐A	☐Yes ☐No	☐Yes ☐No
				☐P ☐B ☐G ☐A	☐Yes ☐No	☐Yes ☐No
				☐P ☐B ☐G ☐A	☐Yes ☐No	☐Yes ☐No

Chart for question 21c

Name of Company	**Total Amount (Face Plus Riders)**	**Competitive or Additional**
	$	☐ Competitive ☐ Additional
	$	☐ Competitive ☐ Additional

ICC15-AXA-Life

X03899_ICC
Page A2

PERSONAL HISTORY

22. Have you ever had a driver's license suspended, revoked or restricted? ☐ Yes ☐ No
23. Have you in the last 5 years, been convicted of, or pled guilty or no contest to reckless or negligent driving, any moving violations or driving under the influence of alcohol or drugs? ☐ Yes ☐ No
24. Have you in the last 2 years been disabled for 2 or more weeks? ☐ Yes ☐ No

Complete if any answer to question(s) 22 through 24 is "Yes." (Use remarks section if additional space is needed)

Question #	Date (mm/dd/yyyy)	Description of Event

25. Do you engage in regular exercise? (For example, running, walking, strength training, tennis) ☐ Yes ☐ No
If "Yes," give details of type, frequency and length of time ____________________

26. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal?
(If "Yes," please state companies and provide full details.) ☐ Yes ☐ No
27. Have you in the last 10 years, been convicted of, or pled guilty or no contest to a felony, or are current felony charges pending? *(If "Yes," state offense and penalty, date of probation, duration of probation and end date in remarks section.)* ☐ Yes ☐ No
28. Do you expect to travel outside of the U.S. or Canada, or change your country of residence in the next 2 years? *(If "Yes," complete Foreign Residence and Travel Questionnaire)* ☐ Yes ☐ No
29. a. In the last 2 years have you flown other than as a passenger? *(if "Yes," complete Aviation Questionnaire)* ☐ Yes ☐ No
    b. In the next 2 years do you plan to fly as other than a passenger? *(If "Yes," complete Aviation Questionnaire)* ☐ Yes ☐ No
    c. In the last 2 years have you engaged in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft?
    (If "Yes," complete Avocation Questionnaire) ☐ Yes ☐ No
    d. In the next 2 years do you plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft?
    (If "Yes," complete Avocation Questionnaire) ☐ Yes ☐ No
30. Are you a member of the armed forces, including the reserves? ☐ Yes ☐ No
(*reserves includes active duty or full time training of 31 days or more per year*)
(If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

ALCOHOL/DRUG/TOBACCO USE

31. Have you ever received medical treatment or counseling for, or been advised by a physician to reduce or discontinue, the use of alcohol or prescribed or non-prescribed drugs? *(If "Yes," complete Substance Usage Questionnaire)* ☐ Yes ☐ No

Do not complete if Proposed Insured is age 0–17

32. Do you currently use or have you ever used tobacco or nicotine products? ☐ Yes ☐ No
If "Yes," provide details in chart below.

Product Type(s)	**Amount and Frequency** Indicate amount and frequency of use	**Indicate date last used (mm/yyyy)**
☐ Cigarettes	# ____ per ☐ Day ☐ Month ☐ Year	
☐ Cigars ☐ Cigarillos	# ____ per ☐ Day ☐ Month ☐ Year	
☐ Pipe ☐ Chewing Tobacco ☐ Nicotine Patch or Gum	Not Applicable	
☐ Other (please specify)		

MEDICAL CERTIFICATION

Section to be completed only when submitting medical examinations of another insurance company
If "Yes" to questions 34 or 35, complete a Medical Information Questionnaire

33. Name of Insurance Company ____________________ Date of Exam ____________ (mm/dd/yyyy)
34. To the best of your knowledge and belief, have there been any changes to the statements in the examination? ☐ Yes ☐ No
35. Have you consulted a medical doctor or other practitioner since the examination indicated in question 33 above? ☐ Yes ☐ No

ICC15-AXA-Life
X03899_ICC
Page A3

SOURCE OF FUNDS

Questions 36 and 37 a-c not required if completing Owner's Questionnaire

"Parties" refers to the following: the proposed Insured, the Owner or Beneficiary, the Beneficiary of any trust owning the policy; and/or the owner of any legal entity owning the policy.

36. Do you intend to finance any of the premium required to pay for this policy through a financing or loan agreement? ☐ Yes ☐ No
(If "Yes," submit a copy of the financing or loan agreement)

37. a. Indicate the source of funds used to purchase this insurance.
☐ Income ☐ Investments/Savings ☐ Loans ☐ Gifts/Inheritance
☐ Settled Contracts (give details) ______________ ☐ Other (please specify) ______________

b. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? ☐ Yes ☐ No

c. Has any compensation or other inducement (including cash, offers or discussions of free insurance, any forgiveness or potential forgiveness of any debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured, the Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is there any expectation of receiving any such compensation or inducement? ☐ Yes ☐ No
If "Yes," please state the compensation or inducement that will be received or could be received and by whom.

____

____

____

JUVENILE INSURANCE

COMPLETE IF PROPOSED INSURED IS UNDER AGE 15
Medical Information Questionnaire is also required

38. a. Total amount of Insurance in force on the life of: Applicant $ ______________
Parent(s)/Legal Guardian if other than Applicant $ ______________

b. What is the relationship between the Applicant and the Proposed Insured if other than Parent/Legal Guardian? ______________

c. Any other children in the family insured for a lesser amount? ☐ Yes ☐ No If "Yes," details ______________

____

d. Is Applicant different from the Owner? ☐ Yes ☐ No Applicant's Name ______________

Applicant's SSN ______________ Relationship to Proposed Insured ______________

Applicant's Address ______________________________
No. & Street Bldg./Apt./Suite City/Municipality State Zip Code

MONEY PAID WITH APPLICATION

COMPLETE IF MONEY IS PAID WITH APPLICATION

Insurability Questions for Limited Temporary Insurance Agreement

39. Is any Proposed Insured less than 15 days or over 70 years of age? ☐ Yes ☐ No
40. Within the past 24 months has any Proposed Insured been attended by a care provider or been seen at a medical facility for heart condition or disease, stroke or cancer? ☐ Yes ☐ No
41. Within the past 10 years has any Proposed Insured been diagnosed with or treated for Acquired Immune Deficiency Syndrome (AIDS) by a member of the medical profession? ☐ Yes ☐ No
42. Within the past 12 months has any Proposed Insured: been admitted, or advised by a medical professional to be admitted, to a hospital or other licensed health care facility; had surgery performed or recommended; or been advised by a medical professional to have any diagnostic test (excluding AIDS-related test) that was not completed? ☐ Yes ☐ No
43. Within the past 24 months has any Proposed Insured been declined for a life, health or Long-Term Care policy? ☐ Yes ☐ No

COMPLETE ONLY IF "NO" TO ALL QUESTIONS IN 39-43 IN SECTION A OF THIS APPLICATION AND QUESTIONS 36 TO 40 IN THE SURVIVORSHIP PRODUCT QUESTIONNAIRE, IF APPLICABLE. IF ANY OF QUESTIONS 39-43 in SECTION A OF THIS APPLICATION OR QUESTIONS 36-40 OF THE SURVIVORSHIP PRODUCT QUESTIONNAIRE, IF APPLICABLE, ARE ANSWERED "YES" or LEFT BLANK A PREMIUM MAY NOT BE PAID BEFORE THE POLICY IS DELIVERED AND **NO TEMPORARY INSURANCE WILL BE IN EFFECT.**

44. Is money paid with this Application? ☐ Yes ☐ No If "Yes," amount paid $ ______________

If "Yes," and an amount paid is indicated above, complete and sign the Temporary Insurance Agreement.

ICC15-AXA-Life
X03899_ICC
Page A4

REMARKS – When providing details to questions, please reference question number. If additional space is needed, attach additional sheet(s) of paper with your name and signature.

ICC15-AXA-Life X03899_ICC Page A5

AXA Equitable Life Insurance Company MONY Life Insurance Company of America

(Referred to below as "the Company(ies)")

SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

THIS DOCUMENT MUST BE COMPLETED, SIGNED AND SUBMITTED WITH ENTIRE APPLICATION

ACKNOWLEDGEMENT OF OUR UNDERWRITING PROCESS	I (We) acknowledge that I (we) have reviewed the statement of the Underwriting Process of the Company(ies) (the "Statement") which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act. I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.
AUTHORIZATION TO OBTAIN NON-HEALTH INFORMATION	I (We) authorize any employer, business associate, government unit, financial institution, consumer reporting agency, the Medical Information Bureau, my (our) insurance agency and my (our) financial professional to disclose to the Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, driving record, character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.
PURPOSE OF AUTHORIZATIONS	I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application. In addition, information may be disclosed to the Medical Information Bureau (MIB).
COVERAGE CONDITIONS	I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.
ADDITIONAL AUTHORIZATIONS	I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.
DURATION	Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of: (a) the date that the Company(ies) declines my (our) application for coverage; and (b) if a policy is issued, (i) 24 months from the date of my (our) application, or (ii) the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (Our) revocation must be submitted in writing to: Corporate Chief Underwriter, 1290 Avenue of the Americas, New York, New York 10104.

ICC15-AXA-Life

X03899_ICC
Page D1

SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

AUTHORIZATION IF BANK DRAFT IS ELECTED	I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company checked on page 1 above section A of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 above section A of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company checked on page 1 above section A of the Application and/or any other affiliated companies upon 30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above Section A of the Application. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above section A of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.

AGREEMENT	Each signer of this Application agrees that: 1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c) unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person(s) proposed for insurance is (are) living. 2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured(s) and Owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt. 3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege. 4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company's rights or requirements. 5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its supplements or questionnaires. 6) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable. 7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions. 8) If applicable, the Trustee(s) represent(s) that the Trust named as Owner is allowed to purchase life insurance and securities under the trust document. I (We) further represent that beneficial interests in the Trust are at this time, and currently intend to be only for parties who are related closely by blood or law, and have a substantial interest in the Proposed Insured(s) engendered by love and affection, or those who have a lawful and substantial economic interest in the continued life of the Proposed Insured(s). 9) I (We) represent and certify to the Company checked on page 1 above section A of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION	***Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am (are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.***

ICC15-AXA-Life

X03899_ICC
Page D2

SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

STATE FRAUD DISCLOSURES

FOR THE APPLICANT'S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

ACKNOWLEDGMENTS

I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.

PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.

☐ **Section A - Proposed Insured Information**

☐ **Section A.1 - Proposed Insured 2 Information (Complete for IUL Survivorship Products only)**

Section B - Product Information (Must select at least 1 product)

☐ Term Life
☐ Indexed Universal Life (IUL Protect)
☐ Indexed Universal Life (BrightLife® Grow)
☐ Variable Universal Life (Legacy℠)
☐ Variable Universal Life (Optimizer℠)
☐ Survivorship Universal Life with Indexed Option (BrightLife® Protect Survivorship)
☐ Survivorship Indexed Universal Life (BrightLife® Grow Survivorship)
☐ Survivorship Variable Universal Life (SIL Legacy)
☐ Interest Sensitive Whole Life (ISWL)
☐ Corporate Owned IL (COIL)

Section C - Additional Underwriting Requirements

☐ Owner Questionnaire
☐ Foreign Residence and Travel Information Questionnaire
☐ Medical Information Questionnaire
☐ Financial Information Questionnaire
☐ Children's Term Insurance Rider Questionnaire
☐ Substance Usage Questionnaire
☐ Aviation Questionnaire
☐ Avocation Questionnaire
☐ Term Policy/Rider Conversion or Purchase Option Questionnaire
☐ Long Term Care Services Rider Questionnaire (I have received the Outline of Coverage and, if required, the Personal Worksheet)

SIGNATURES

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.

X ______________________________
Signature of Proposed Insured 1
(Parent, Guardian, or Applicant if Proposed Insured is a Child, Issue Ages 0–14)

X ______________________________
Signature of Proposed Insured 2

X ______________________________ ______________________________ ______________________________
Signature of Owner or Applicant if not Proposed Insured(s) | Signed by Owner at City, State | Dated on (mm/dd/yyyy)
(If corporation, print firm's name, signature and title of authorized officer.)
(If Trust, signature of trustee.)

FINANCIAL PROFESSIONAL TO COMPLETE THIS SECTION

Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No

If "Yes," is the information provided in question 21 on Part 1 of the Application for Proposed Insured 1, and question 21 of the Survivorship Product Questionnaire for Proposed Insured 2, if applicable, complete and accurate? ☐ Yes ☐ No

If "No," provide details ______________________________

I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1, and know of nothing affecting the risk that has not been recorded herein.

☐ **I have** witnessed the signature required on the fully completed Part 1.
☐ **I have not** witnessed the signature required on the fully completed Part 1. (Explain below.)

____

Certification for VUL Policies Only, Signature required FOR ALL POLICIES:
Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X ______________________________ ______________________________
Signature of Licensed Professional/Insurance Broker | Dated on (mm/dd/yyyy)

Print Licensed Financial Professional's Name ______________________________ License Number ______________________________

ICC15-AXA-Life

X03899_ICC
Page D3